Exhibit 10.2

ENFUSION LTD. LLC

AMENDMENT NO. 1 TO

SEVENTH AMENDED AND RESTATED

OPERATING AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to that certain Seventh Amended and Restated Operating Agreement of Enfusion Ltd. LLC (the “Company”), dated as of October 19, 2021 (as amended from time to time, the “Agreement”), is made and entered into as of June 10, 2024, by the Company, Enfusion, Inc., a Delaware corporation, Enfusion US 1, Inc., a Delaware corporation (the “Managing Member”) and the undersigned Members representing holders of a majority of the outstanding Common Units of the Company not held by the Managing Member (the “Consenting Holders”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

RECITALS

WHEREAS, pursuant to Section 15.2 of the Agreement, the Agreement may not be amended without the consent of (i) the Managing Member and (ii) so long as the holders of the Common Units other than the Managing Member have an ownership percentage of at least 10% of the total issued and outstanding Common Units, the Consenting Holders (collectively, the “Requisite Parties”); and

WHEREAS, the undersigned, constituting the Requisite Parties, desire to amend the Agreement to clarify the Company’s obligations with respect to Tax Distributions pursuant to Section 4.1(d) of the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendment to Section 4.1(d)(i).  Section 4.1(d)(i) of the Agreement is hereby amended and restated in its entirety to reflect the following:

“(i) With respect to each Member the Company shall calculate the excess of (x) (A) the Income Amount allocated or allocable to such Member for the Tax Estimation Period in question and for all preceding Tax Estimation Periods, if any, within the Taxable Year containing such Tax Estimation Period multiplied by (B) the Assumed Tax Rate over (y) the aggregate amount of all prior Tax Distributions in respect of such Taxable Year and any Distributions made to such Member pursuant to Section 4.1(b) and Section 4.1(c), with respect to the Tax Estimation Period in question and any previous Tax Estimation Period falling in the Taxable Year containing the applicable Tax Estimation Period referred to in (x)(A) (the amount so calculated pursuant to this sentence is herein referred to as a “Member’s Required Tax Distribution”); provided that, with respect to any Tax Estimation Period beginning on or after January 1, 2024 (the “Specified Date”) with respect to PubCo and any Subsidiary of PubCo that holds a direct or indirect interest in the Company, if such Required Tax Distribution would not be sufficient to permit PubCo and such Subsidiaries to discharge their actual U.S. federal, state, local, and foreign tax liabilities related to tax items of the Company and/or would not permit PubCo to timely meet its obligations pursuant to the Tax Receivable Agreement, additional amounts shall be distributed (and treated as Required Tax Distributions) so as to permit PubCo and such Subsidiaries to discharge such tax liabilities and PubCo to meet such obligations. For purposes of this Agreement, the “Income Amount” for a Tax Estimation Period shall equal, with respect to any Member, the net taxable income and gain of the Company allocated or allocable to such Member for such Tax Estimation Period (excluding any compensation paid to a Member outside of this Agreement); provided that, with respect to any Tax Estimation Period beginning on or after the Specified Date, such net U.S. federal taxable income and gain shall, subject to the next sentence, be reduced, but not below zero, by any U.S. federal income tax deduction, loss, or credit previously allocated to such Member and not previously taken into account in calculating any Income Amount, whether such items of deduction, loss, or credit are allocated to such Member before or after such Specified Date. For the purpose of calculating the Income Amount for a Member in any Tax Estimation Period, (i) any applicable adjustment to the basis of partnership property required to be made under Section 743 of the Code (including, for the avoidance of doubt, under Treasury Regulations Section 1.743-1(f) with respect to the mergers occurring in connection with the Reorganization (as defined in the Tax Receivable Agreement)), including as a result of an election by the Company under Section 754 of the Code, shall not be taken into account and (ii) the Managing Member may, in its reasonable discretion, make appropriate adjustments to the amount of deduction, loss or credit taken into account to reduce income and gain to reflect the ability to use such items in any Tax Estimation Period under the Code and applicable Treasury Regulations. Except as provided in the preceding sentence, the Income Amount with respect to each Member shall otherwise be determined in accordance with Section 4.4 hereof. Within fifteen (15) days following the end of each Tax Estimation Period, the Company shall distribute to the Members pro rata based upon the number of Units held by each such other Member, an amount per Unit equal to the greatest result obtained by dividing each Member’s Required Tax Distribution by the number of Units held by such Member (with amounts distributed pursuant to this Section 4.1(d), “Tax Distributions”). Any Tax Distributions shall be treated in all respects as offsets against future distributions pursuant to this Agreement.”

2.	General

A.Except as expressly modified by this Amendment, the terms and provisions of the Agreement shall remain unchanged and in full force and effect.

B.This Amendment may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

C.This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard in the state or federal courts of Delaware, and the parties agree to exclusive jurisdiction and venue therein and waive, to the fullest extent permitted by law, any objection based on venue or forum non conveniens with respect to any action instituted therein.

D.The Agreement, this Amendment, and the other documents delivered pursuant hereto embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

E.This Amendment shall become effective immediately upon execution by the Managing Member and the Consenting Holders in accordance with the requirements of Section 15.2 of the Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ENFUSION LTD. LLC

By:	/s/ Matthew R. Campobasso
Name:	Matthew R. Campobasso
Title:	General Counsel and Secretary

ENFUSION, INC.

By:	/s/ Matthew R. Campobasso
Name:	Matthew R. Campobasso
Title:	General Counsel and Secretary

MANAGING MEMBER:

ENFUSION US 1, INC.

By:	/s/ Matthew R. Campobasso
Name:	Matthew R. Campobasso
Title:	General Counsel and Secretary

[Signature Page to Amendment No. 1 to Enfusion Ltd. LLC Agreement]

MEMBERS:

ENFUSION US 2, INC.

By:	/s/ Matthew R. Campobasso
Name:	Matthew R. Campobasso
Title:	General Counsel and Secretary

ENFUSION US 3, INC.

By:	/s/ Matthew R. Campobasso
Name:	Matthew R. Campobasso
Title:	General Counsel and Secretary

CSL TECH HOLDINGS, LLC

By:	/s/ Oleg Movchan
Name:	Oleg Movchan
Title:	Co-manager

ISP V MAIN FUND EF LLC

By:	/s/ Louis D. Thorne
Name:	Louis D. Thorne
Title:	Authorized Signatory

LRA VENTURES, LLC

By:	/s/ Tarek Hammoud
Name:	Tarek Hammoud
Title:	Sole Manager

MALHERBE INVESTMENTS LLC

By:	/s/ Stephen Malherbe
Name:	Stephen Malherbe
Title:	Sole Manager

WERNER CAPITAL LLC

By:	/s/ Scott Werner
Name:	Scott Werner
Title:	Sole Manager

[Signature Page to Amendment No. 1 to Investors’ Rights Agreement]